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                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                              FORM 8-K



                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   January 19, 1998



                        CERIDIAN CORPORATION
         (Exact name of registrant as specified in charter)



     Delaware                      1-1969              52-0278528
(State or other juris-        (Commission File         (IRS Employer
diction of incorporation      Number)             Identification No.)



8100 34th Avenue South, Minneapolis, MN             55425
(Address of principal executive offices)          (Zip code)




Registrant's telephone number, including area code:    612-853-8100


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Item 5.  Other Events

     Statements regarding Ceridian Corporation ("Ceridian") contained in this Current Report on Form 8-K, in other Ceridian filings with the Securities and Exchange Commission, in press releases and other Ceridian publications, and made by Ceridian management that are not historical in nature, particularly those that utilize terminology such as "may," "will,"expects," "anticipates," "believes" or "plans," are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to the Ceridian that could cause such material differences are discussed in the following paragraphs.

     Interest Rate Changes and Investment Income from Tax Filing Deposits. Ceridian's payroll tax-filing business derives the majority of its revenue and earnings from the investment of tax filing deposits temporarily held pending remittance on behalf of customers to tax filing authorities. During 1997, the average balance of these deposits was $1,376 million, the average yield was 5.84%, and the resulting revenue to Ceridian was $80.4 million. Changes in interest rates will affect Ceridian's revenue and earnings from this source, are difficult to predict and could be significant. Ceridian has sought to lessen the impact of interest rate decreases by entering into a series of interest rate collar transactions with an aggregate notional amount of $800 million and an average interest rate cap and floor of 7.4% and 5.4%, respectively. Two of these collar transactions, each in the notional amount of $100 million, will expire during 1998. There can be no assurance as the terms on which Ceridian would be able to replace these collars, or to add to them if tax filing deposit balances increase.

     Efforts to Enter Local Fueling Market. During 1997, Ceridian's Comdata subsidiary acquired the remaining equity interest in International Automated Energy Systems ("IAES"), a provider of fuel management and payment systems for local transportation fleets, to complement the products and services Comdata currently provides to the long-haul trucking industry. IAES has had a history of operating losses, and to date has not achieved widespread market acceptance of its fuel purchase card. In addition, it must identify and contract with a replacement issuing bank for IAES fuel purchase cards by May 1998. There can be no assurance that the IAES products and services will achieve the desired level of market acceptance, that IAES will be able to conclude an agreement with a replacement card issuing bank on favorable terms and conditions, or that Comdata will achieve the projected levels of revenue and earnings from these products in 1998 and beyond.


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     Ability to Increase Revenue from Cross-Selling Efforts and New
Products. A portion of Ceridian's expected revenue growth in 1998, particularly in the transportation services and human resources businesses, is attributable to the selling of additional products and services to the existing customer base and the planned introduction of new or enhanced product and service offerings. The degree to which Ceridian is successful in these efforts depends on a variety of factors, including product and service selection, effective sales and marketing efforts, the level of market acceptance and the avoidance of difficulties or delays in development or introduction. There can be no assurance that Ceridian will achieve its revenue growth objectives from cross-selling efforts and new products.

     Ability to Improve Operating Margins in Human Resource Businesses. In addition to anticipated revenue growth, Ceridian's ability to improve profit margins in its human resource businesses depends on factors such as the degree to which and the speed with which Ceridian is able to increase operational efficiencies and reduce operating costs in those businesses, and the level of customer retention in those businesses (see "Customer Retention" below).
Delays or difficulties in implementing process improvements, such as those designed to reduce printing, telecommunication and customer service costs, and in consolidating various functions could adversely affect the timing or effectiveness of cost reduction and margin improvement efforts. In addition, difficulties in effectively assimilating recent and future acquisitions could also adversely impact operating costs in the human resource businesses.

     Customer Retention. In providing human resource services, and particularly payroll processing and tax filing services, Ceridian incurs installation and conversion costs in connection with new customers that must be recovered before the contractual relationship provides incremental profit. The longer Ceridian is able to retain a customer, the more profitable that contract is likely to be to Ceridian. As Ceridian provides human resource services to larger customers, the per customer cost of installation and conversion increases on a relative basis, and the time period such customers must be retained to enable Ceridian to achieve an acceptable return from the contracts lengthens. If Ceridian were unable to achieve, on average, an acceptable retention period for these larger customers, because they elect to outsource all of their data processing (including payroll) or for other reasons, it could have an adverse impact on Ceridian's earnings.

     Effecting System Upgrades and Conversions. Ceridian is currently in or is about to begin the process of transitioning to new data processing systems and/or software in several of its business units, including systems that process customer data, such as in the payroll tax-filing business, and internal management information systems. The successful implementation of these new systems is critical to the effective delivery of products and services and the efficient operation of Ceridian's businesses. Problems or delays with the installation or initial operation of the new systems could disrupt or increase costs in connection with the delivery of services and with operations planning, financial reporting and management, and thus could have a material adverse effect on Ceridian's business and results of operations.

     Required Year 2000 Conversion Efforts. Ceridian is conducting a comprehensive review of its systems to identify those that could be affected by the "year 2000" issue - computer programs and embedded logic devices that utilize two digits rather than four to define the applicable year may fail to properly recognize date sensitive information when the year changes to 2000. This could result in major system failures or miscalculations. While certain Ceridian computer systems are currently year 2000 compliant, future modifications to or replacements of software in the majority of Ceridian's systems will be required. Ceridian is in the process of completing an assessment of required year 2000 conversion efforts and expense. These conversion efforts are not expected to have a material effect on Ceridian's financial position or results of operations, in some cases because of Ceridian's ability to redeploy existing technology resources to the

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conversion effort and in other cases because year 2000 conversion can occur incidentally to system upgrades and replacements that were otherwise scheduled (see "Effecting System Upgrades and Conversions" above) and the costs of which are to be recorded as assets and amortized. If, however, such conversions, upgrades and replacements cannot be completed on a timely basis, resulting system failures could have a material adverse impact on Ceridian's ability to conduct its business, and consequently on its financial position and results of operations. Moreover, there can be no assurance that the systems of other companies with which Ceridian's systems communicate will be timely converted or that any such failure to convert by another company would not have an adverse effect on Ceridian's systems and operations.

     Consolidation in Radio Broadcasting Industry. Continuing consolidation in the radio broadcasting industry could put pressure on the pricing of Arbitron's radio ratings service, from which Arbitron derives a substantial majority of its total revenue. While Ceridian will seek to avoid or minimize price concessions in contract negotiations, and will seek to offset the revenue impact of any concessions that may be granted by providing ratings to additional stations within a radio group and by providing additional software and other services, there can be no assurance as to the degree to which it will be able to do so.

     Ability to Adapt to Changing Technology. A provider of information management and data processing services such as Ceridian must adapt and respond to technological advances offered by competitors and technological requirements of customers in order to maintain and improve upon its competitive position. For example, Ceridian believes that enhancements to its Signature payroll processing system that are planned and under development, such as improving the interface between Signature and certain widely-utilized human resource information management systems, and increasing the features and functionality of Ceridian's human resource information management offerings will be important factors in achieving continuing market acceptance for Ceridian's payroll processing and related products and services. However, there can be no assurance that new products and product enhancements can be developed and released within the time frames and at costs envisioned by Ceridian. Significant delays, difficulties or added costs in introducing new products or enhancements, either through internal development, acquisitions or cooperative relationships with other companies, could have a material adverse effect on the market acceptance of Ceridian's products and services and the results of operations of Ceridian's businesses generally.

     Acquisition Risks. Ceridian expects that it will continue to make acquisitions of, investments in and strategic alliances with complementary businesses, products and technologies to enable it to add products and services for its core customer base and for adjacent markets, and to expand each of its businesses geographically.
However, implementation of this strategy entails a number of risks, including entry into markets in which Ceridian may have limited or no experience, diversion of management's attention from Ceridian's core businesses, potential loss of key employees or customers of the acquired businesses, additional year 2000 conversion efforts, and difficulties in assimilating the operations and products of an acquired business or in realizing projected efficiencies and cost savings. For example, while Ceridian expects to realize significant cost savings in connection with the recently announced acquisition of
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First Data Corporation's transportation services business, there can be no assurance that those savings will be realized in the amounts or within the time frame contemplated by Ceridian. In addition, as a result of the sale of the Computing Devices International division and recent stock repurchases, pooling-of-interests accounting treatment for future acquisitions will not be available to Ceridian for a period of time. To the extent Ceridian must utilize purchase accounting for acquisitions, and given the financial characteristics of information services businesses, it may be difficult for Ceridian to avoid having acquisitions of such businesses be dilutive of earnings per share, and Ceridian may possibly incur charges, such as for the write-off of in-process research and development, as it acquires such businesses.

     Competitive Conditions. Because the markets Ceridian serves, such as human resources and transportation, are large and attractive, new competitors could decide to enter these markets, and thereby intensify the highly competitive conditions that already exist. These new entrants could offer new technologies (see "Ability to Adapt to Changing Technology" above) or a different service model, or could treat transportation or human resource services as one component of a larger product/service offering, thereby enabling them to reduce prices on the transportation or human resources component. Any of these or similar developments could have a material adverse impact on Ceridian's business and results of operations.

     Other Factors. Trade, monetary and fiscal policies, and political and economic conditions may substantially change, with corresponding impacts on the industries which Ceridian serves, particularly more economically sensitive industries such as trucking. Such changes could also affect employment levels, with a corresponding impact on Ceridian's payroll processing and tax filing businesses. Ceridian's future operating results may also be adversely affected by adverse judgments, settlements, unanticipated costs or other effects of legal and administrative proceedings now pending or that may be instituted in the future.

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                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CERIDIAN CORPORATION

Dated: January 19, 1998
                              By:    /s/J. R. Eickhoff
                              Name:  J.R. Eickhoff
                              Title: Executive Vice President
                                     and Chief Financial Officer